SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2005 (November 3, 2005)

National HealthCare Corporation
(Exact name of Registrant as specified in its charter)

Delaware	001-13489	52-2057472
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2.02. Results of Operations and Financial Condition.

On November 3, 2005, National HealthCare Corporation issued a press release announcing its 2005 third quarter results. A copy of the press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National HealthCare Corporation

By: /s/ Robert G. Adams
Name: Robert G. Adams
Title: President

By: /s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: November 4, 2005

Exhibit Index

Number	Exhibit
99	Press release, dated November 3, 2005

EXHIBIT 99

For release: November 3, 2005

Contact: Gerald Coggin, Sr. V.P. Corporate Relations

Phone: (615) 890-2020

NHC reports third quarter earnings up 23.4%

MURFREESBORO, Tenn. -- National HealthCare Corporation (AMEX: NHC), today announced net income for the quarter ended Sept. 30 of $7,967,000 or 65 cents per share basic and 62 cents diluted compared to $6,458,000 or 55 cents per share basic and 52 cents diluted for the same period last year, an increase of 23.4% and 18.2%, respectively.

Net revenues for the quarter were $137,723,000 versus $128,116,000 for the same period a year earlier.

For the nine months ended Sept. 30, net income was up to $18,789,000 compared to $15,195,000 for the same period last year, an increase of 23.6%. Earnings per share for the nine months rose to $1.54 per basic share compared to $1.30 per basic share, an increase of 18.5%. Net revenues for the nine months ended Sept. 30 climbed to $402,768,000 compared to $370,797,000 for 2004.

NHC provides services to 74 long-term health care centers with 9,177 beds. NHC also operates 31 homecare programs, six independent living centers and assisted living centers at 22 locations. NHC's other services include managed care specialty medical units, Alzheimer's units, hospice and a rehabilitation services company. In order to understand in all material respects the financial condition, results of operations and cash flows of NHC, the investor must review our most recent Form 10-Q quarterly report, Form 10-K annual report and press releases which are available on our web site at www.NHCcare.com.

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHC's best judgment as of the date of this release.

-more-

NHC reports third quarter earnings up 23.4%

Condensed Statements of Income
(in thousands except share and per share	Three Months Ended Sept. 30	Nine Months Ended Sept. 30
	2005	2004	2005	2004
Revenues:
Net patient revenues	$119,578	$112,235	$354,669	$326,195
Other revenues	18,145	15,881	48,099	44,602
Net revenues	$137,723	$128,116	$402,768	$370,797

Costs and Expenses:
Salaries, wages and benefits	$72,073	$68,007	$214,657	$200,049
Other operating	38,083	35,426	112,858	103,453
Writeoff of notes receivable	---	---	1,000	---
Rent	10,424	9,827	31,235	30,745
Depreciation and amortization	3,759	3,624	11,201	10,068
Interest	387	379	1,195	922
Total costs and expenses	$124,726	$117,263	$372,146	$345,237

Income Before Income Taxes	12,997	10,853	30,622	25,560
Income Tax Provisions	(5,030)	(4,395)	(11,833)	(10,365)
Net Income	$7,967	$6,458	18,789	$15,195

Earnings Per Share:
Basic	$.65	$.55	$1.54	$1.30
Diluted	$.62	$.52	$1.47	$1.23

Weighted average common shares
Basic	12,245,39	11,674,212	12,239,684	11,669,95
Diluted	12,795,92	12,432,498	12,768,531	12,325,12

Balance Sheet Data	Sept. 30	December
(in thousands)	2005	2004
Cash, restricted cash and marketable	$188,796	$168,721
Current assets	252,304	227,734
Total assets	399,067	373,117
Current liabilities	141,085	128,605
Long-term obligations	29,759	30,726
Deferred lease credits	4,854	5,452
Deferred income	26,295	25,112
Stockholder's equity	195,985	182,348